Exhibit 5.1

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]



                                June 2, 2000



LendingTree, Inc.
11115 Rushmore Dr.
Charlotte, NC  28277

                  Re:   Registration Statement on Form S-8 of
                        LendingTree, Inc.
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Ladies and Gentlemen:

            We have acted as special counsel to LendingTree, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to an aggregate of 4,776,400 shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock") pursuant to the (i) Amended and Restated 1999 Stock Incentive Plan of LendingTree, Inc. (the "1999 Plan"), (ii) the 1998 Stock Option Plan of LendingTree, Inc. (the "1998 Plan"), (iii) the 1997 Stock Option Plan of CreditSource USA, INC. (formerly known as Lewisburg Ventures, Inc. and a predecessor to LendingTree, Inc. (the "1997 Plan")) and (iv) the LendingTree, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan", and together with the 1999 Plan, the 1998 Plan and the 1997 Plan, the "Employee Benefit Plans").

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

            In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-8, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on June 2, 2000 (together with all exhibits thereto, the "Registration Statement"), (ii) the Employee Benefit Plans, (iii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iv) the Amended and Restated By-Laws of the Company, as currently in effect, (v) a specimen certificate representing the Shares and (vi) the resolutions of the Board of Directors of the Company relating to the Employee Benefit Plans and the filing of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

            Members of our firm are admitted to the Bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction, other than the General Corporation Law of the State of Delaware.

            Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and when the Shares have been issued, delivered and paid for upon exercise of options duly granted pursuant to the terms of the Employee Benefit Plans, and certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, such Shares will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                 Very truly yours,

                                 /s/ Skadden, Arps, Slate, Meagher & Flom LLP
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                                 Skadden, Arps, Slate, Meagher & Flom LLP